Exhibit (h)(3)

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Agreement”), dated as of [ ], by and between each registrant set forth in Annex 1, (each, a “Fund”, and collectively, the “Funds”) and, on behalf of each share class (each a “Share Class”, and collectively, the “Share Classes”) of each Fund, and its portfolios (if applicable) (each a “Portfolio”, and collectively, the “Portfolios”), set forth in Schedule A-1, Schedule B-1, Schedule C, Schedule D-1, Schedule E or Schedule F of this Agreement (collectively, the “Schedules”), and BlackRock Advisors, LLC (“BlackRock”) (as investment adviser to all Funds except for Master Investment Portfolio or as administrator to certain Funds), BlackRock Fund Advisors (“BFA”) (as investment adviser solely with respect to Master Investment Portfolio), and BlackRock Investments, LLC (the “Distributor”) (solely with respect to those Funds set forth in Schedule B). (For purposes of this Agreement, Funds with no series will be referred to as either Funds or Portfolios, and BlackRock, BFA and the Distributor may each be referred to as a Blackrock Entity.)

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;

WHEREAS, the Funds are organized as Maryland corporations, Massachusetts business trusts, Delaware statutory trusts, or Delaware limited liability companies and are overseen by a Board of Directors or a Board of Trustees, as applicable. For ease of presentation, the Board of Directors or Board of Trustees of each Fund will be referred to herein as a “Board” or as “Directors” or “Trustees”;

WHEREAS, in exchange for fees specified in the applicable investment advisory agreement, BlackRock or BFA provides advisory services on behalf of the Funds;

WHEREAS, BlackRock and BFA have determined under the applicable advisory agreement or administration agreement to waive certain fees and/or reimburse certain expenses of each Fund and its Portfolios, as applicable;

WHEREAS, effective [ ] this agreement replaces the Third Amended and Restated Expense Limitation Agreement, dated as of July 1, 2012, as amended; and

WHEREAS, the shareholders of the Funds will benefit from the ongoing fee waivers and/or expense reimbursements by incurring lower Fund operating expenses than they would absent such waivers/reimbursements.

NOW, THEREFORE, each of the parties hereto agrees:

1.                  EXPENSE LIMITATION.

1.1.            APPLICABLE EXPENSE LIMIT. (a) With respect to the registrants set forth in Schedule A, to the extent that the aggregate expenses incurred by a Share Class (excluding Enumerated Expenses, as defined below) for the period beginning and ending on the dates (each, an “Applicable Period”) specified in Schedule A-1 (“Operating Expenses”), exceed the operating expense limit set forth in Schedule A-1 as to each Share Class (the “Operating

Expense Limit”) (or such other rate as may be agreed to in writing), such excess amount (the “Excess Amount”) shall be the liability of BlackRock or BFA, as applicable.

For purposes of this Agreement, “Enumerated Expenses” shall mean (i) interest, taxes, dividends tied to short sales, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; (ii) expenses incurred indirectly by a Portfolio as a result of investments in other investment companies and pooled investment vehicles; (iii) other expenses attributable to, and incurred as a result of, a Portfolio’s investments; and (iv) other extraordinary expenses (including litigation expenses) not incurred in the ordinary course of a Portfolio’s business.

(b)               With respect to the registrants listed in Schedule B (collectively, the “BBIF Funds”), to the extent that the Operating Expenses incurred by a Share Class (which for purposes of this paragraph (b) shall exclude the Enumerated Expenses) in any Applicable Period specified in Schedule B-1 exceed the Operating Expense Limit as specified in Schedule B-1, such Excess Amount shall be the liability of BlackRock and the Distributor. In no event shall BlackRock or the Distributor be required either to waive fees in excess of the amount of fees actually charged by BlackRock or the Distributor, respectively; or to reimburse expenses in excess of the amount of direct expenses actually incurred by a BBIF Fund. For purposes of this Agreement, “direct expenses” means, for such time as the BBIF Fund shall participate as a feeder fund in a “master-feeder” structure, all expenses incurred by the BBIF Fund except the BBIF Fund’s pro rata share of master portfolio expenses borne by the BBIF Fund indirectly through the BBIF Fund’s investment in the master portfolio.

(c)                With respect to BlackRock Liquidity Funds, and its Portfolios listed in Schedule C, to the extent that the Management Fees and Miscellaneous/Other Expenses, as defined in these Portfolios’ prospectuses (which for purposes of this paragraph (c) shall exclude the Enumerated Expenses), incurred by a Share Class in any Applicable Period specified in Schedule C exceed the Operating Expense Limit as specified in Schedule C, such Excess Amount shall be the liability of BlackRock in its capacity as advisor to the BlackRock Liquidity Funds.

(d)               In the event that any Applicable Period is for a period greater or less than one year, the Operating Expenses shall be annualized for purposes of calculating the Excess Amount.

1.2.            METHOD OF COMPUTATION. To determine BlackRock’s or BFA’s, as applicable, liability with respect to the Excess Amount, each day the Operating Expenses for each Share Class shall be annualized for the Applicable Period. If such annualized Operating Expenses of a Share Class for any day exceed the Operating Expense Limit of such Share Class, BlackRock or BFA, as applicable, shall (i) waive or reduce its fees from the applicable Portfolio with respect to such Share Class for such day and/or (ii) remit to the applicable Portfolio with respect to such Share Class or Share Classes an amount that is sufficient to pay such Excess Amount, and such waiver, reduction or remittance shall occur in the month following the month in which the liability was incurred. Notwithstanding the foregoing, such waivers, reductions or remittances by BlackRock or BFA, as applicable, shall only occur with respect to management fees and other Portfolio-level Operating Expenses if the amount to be so waived, reduced or remitted is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with Rule 18f-3’s requirements for the allocation of fund-wide expenses.

1.3.            YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Applicable Period, an adjustment payment shall be made by the appropriate party in order that the amount of the fees waived or reduced and other payments remitted by BlackRock or BFA, as applicable, with respect to each Share Class for the previous Applicable Period shall equal the Excess Amount.

1.4.            APPLICABLE MANAGEMENT OR ADMINISTRATION FEE LIMIT. With respect to those Funds set forth in Schedule D, BlackRock agrees to waive each Portfolio’s investment advisory fee or administration fee, as applicable, by the amount specified in Schedule D-1, in any Applicable Period specified in Schedule D-1. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.4.

1.5.            APPLICABLE MANAGEMENT AND ADMINISTRATION FEE LIMIT. With respect to Master Focus Growth LLC and BlackRock Focus Growth Fund, Inc., BlackRock agrees to waive each Fund’s investment management fee or administration fee, as applicable, to the extent necessary to reduce the aggregate investment management fee and administration fee by the amount specified in Schedule E in any Applicable Period specified in Schedule E.

Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.5.

2.                  REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

2.1.            REIMBURSEMENT. With respect to any Fund and its respective Portfolios set forth in Schedule F, if in any Portfolio’s fiscal year (“Fiscal Year”) during which the total assets of a Portfolio are greater than $50 million and in which BlackRock or an affiliate serves as investment adviser or administrator to the Portfolio, the estimated aggregate Operating Expenses of a Share Class of such Portfolio for the Fiscal Year are less than the Operating Expense Limit for that Fiscal Year, BlackRock shall be entitled to reimbursement by such Share Class, in whole or in part as provided below, of the fees waived or reduced, expenses reimbursed and other payments remitted by BlackRock to such Share Class pursuant to Section 1 hereof. The total amount of reimbursement to which BlackRock may be entitled (the “Reimbursement Amount”) shall equal, at any time, the sum of all fees previously waived or reduced by BlackRock, the expenses reimbursed by BlackRock and all other payments remitted by BlackRock to the Share Class, pursuant to Section 1 hereof, during any of the previous two (2) Fiscal Years, less any reimbursement previously paid by such Share Class to BlackRock with respect to such waivers, reductions, reimbursements and payments during such period. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount. Reimbursements attributable to management fees and other Portfolio-level Operating Expenses are only permissible if the amount to be reimbursed is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with Rule 18f-3’s requirements for the allocation of fund-wide expenses.

The Board shall be notified quarterly of any reimbursements paid to BlackRock in the previous quarter.

2.2.            METHOD OF COMPUTATION. To determine each Share Class’s payments, if any, to reimburse BlackRock for the Reimbursement Amount, each month the Operating Expenses of each Share Class shall be annualized for the Fiscal Year as of the last day of the month. If such annualized Operating Expenses of a Share Class for any month are less than the Operating Expense Limit of such Share Class, such Share Class shall pay to BlackRock an amount sufficient to increase the annualized Operating Expenses of that Share Class to an amount no greater than the Operating Expense Limit of that Share Class, provided that such amount paid to BlackRock will in no event exceed the total Reimbursement Amount. Payment of such reimbursement to BlackRock shall be made even if on such payment date the then current Operating Expenses incurred by a Share Class exceed the Operating Expense Limit. In the event the Operating Expense Limit for a Share Class is changed subsequent to a Fiscal Year in which BlackRock becomes entitled to reimbursement hereunder for fees waived or reduced or amounts otherwise remitted to that Share Class, the amount available to reimburse BlackRock in accordance with this Section 2.2 shall be calculated by reference to the Operating Expense Limit for that Share Class in effect at the time BlackRock became entitled to receive such reimbursement, rather than the subsequently changed Operating Expense Limit for that Share Class.

2.3.            YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Fiscal Year, an adjustment payment shall be made by the appropriate party in order that the actual Operating Expenses of a Share Class for the prior Fiscal Year (including any reimbursement payments hereunder with respect to such Fiscal Year) do not exceed the Operating Expense Limit for that Fiscal Year.

2.4.            APPLICABILITY. Section 2.1, 2.2 and 2.3 shall apply only to those Funds set forth in Schedule F.

3.                  TERM AND TERMINATION OF AGREEMENT. This Agreement shall continue in effect with respect to each Fund until the date specified in the Schedules, and from year to year thereafter provided such continuance is agreed to by the applicable BlackRock Entity and specifically approved by a majority of the Directors of the Fund who (i) are not “interested persons” of the Fund or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Directors”). Nevertheless, this Agreement may be terminated prior to expiration by any Fund or Portfolio with respect to such Fund or Portfolio, without payment of any penalty, upon 90 days’ prior written notice to the relevant BlackRock Entity at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4.                  MISCELLANEOUS.

4.1.            CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2.            INTERPRETATION. This Agreement shall be construed in accordance with the laws of the State of New York. Nothing herein contained shall be deemed to require a Fund or any Portfolio to take any action contrary to such Fund’s Declaration of Trust/Articles of Incorporation/Limited Liability Company Agreement, as applicable, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive such Fund’s Board of its responsibility for and control of the conduct of the affairs of such Fund or the Portfolios.

4.3.            DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the computations of net asset values and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the 1940 Act, shall have the same meaning as and be resolved by reference to the 1940 Act.

4.4.            CERTAIN LIABILITIES. The names “BlackRock Funds,” “BlackRock Funds II,” “BlackRock Municipal Series Trust,” “BBIF Government Securities Fund,” “BBIF Money Fund,” “BBIF TaxExempt Fund,” “BBIF Treasury Fund,” “BlackRock CoRI Funds” and “Trustees” of such Funds refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under Declarations of Trust dated December 22, 1988 (as amended), April 26, 2007, August 14, 1986 (as amended), August 30, 2002 (in the case of each BBIF Fund) and July 26, 2013 (as amended), respectively, copies of which are on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of each Fund, as may be amended from time to time (each, a “Declaration”). The obligations of “BlackRock Funds,” “BlackRock Funds II,” “BlackRock Municipal Series Trust,” “BBIF Government Securities Fund,” “BBIF Money Fund,” “BBIF Tax-Exempt Fund,” “BBIF Treasury Fund” and “BlackRock CoRI Funds” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of each Fund personally, but bind only the Trust property (as defined in the Declaration), and all persons dealing with any Portfolio or Share Class must look solely to the Trust property belonging to such Portfolio or Share Class for the enforcement of any claims against each Fund.

4.5.            AMENDMENT TO THIS AGREEMENT. This Agreement may be amended only by a written agreement signed by each of the parties to which the amendment relates. The Agreement shall become effective with respect to Funds and their Portfolios not currently listed in the Appendices to this Agreement upon obtaining the requisite approval from the applicable Fund Boards.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

BLACKROCK FUNDS, BLACKROCK FUNDS II, BLACKROCK FUNDS III, BLACKROCK LARGE CAP SERIES FUNDS, INC., MASTER LARGE CAP SERIES LLC, QUANTITATIVE MASTER SERIES LLC, MASTER INVESTMENT PORTFOLIO, BLACKROCK SERIES FUND, INC., BLACKROCK BOND FUND, INC., BLACKROCK LIQUIDITY FUNDS, BLACKROCK INDEX FUNDS, INC., BLACKROCK MUNICIPAL SERIES TRUST, MANAGED ACCOUNT SERIES, BLACKROCK CORI FUNDS, EACH ON BEHALF OF ITSELF AND ON BEHALF OF THE PORTFOLIOS DESIGNATED IN THE SCHEDULES ATTACHED HERETO

By:
	Name:	John M. Perlowski
	Title:	President and Chief Executive Officer

BLACKROCK FOCUS GROWTH FUND, INC., MASTER FOCUS GROWTH LLC, BLACKROCK LONG-HORIZON EQUITY FUND, BBIF GOVERNMENT SECURITIES FUND, BBIF MONEY FUND, BBIF TAX-EXEMPT FUND, BBIF TREASURY FUND

By:
	Name:	John M. Perlowski
	Title:	President and Chief Executive Officer

BLACKROCK INVESTMENTS, LLC
As distributor of BBIF Government Securities Fund, BBIF Money Fund, BBIF Tax-Exempt Fund and BBIF Treasury Fund

By:
	Name:	Melissa Walker
	Title:	Vice President and Assistant Secretary

BLACKROCK ADVISORS, LLC
As investment advisor or administrator to the Funds

By:
	Name:	Ben Archibald
	Title:	Director

BLACKROCK FUND ADVISORS
As investment adviser to Master Investment Portfolio

By:
	Name:	Edward Baer
	Title:	Managing Director and Assistant Secretary

ANNEX 1

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Capital Appreciation Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

Master Large Cap Series LLC

Quantitative Master Series LLC

Master Investment Portfolio

BlackRock Series Fund, Inc.

BlackRock Focus Growth Fund, Inc.

Master Focus Growth LLC

BlackRock Bond Fund, Inc.

BlackRock Long-Horizon Equity Fund

BlackRock Liquidity Funds

BBIF Government Securities Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BBIF Money Fund

BlackRock Municipal Series Trust

BlackRock Index Funds, Inc.

Managed Account Series

BlackRock CoRI Funds

SCHEDULE A

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Capital Appreciation Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

Master Large Cap Series LLC

Quantitative Master Series LLC

BlackRock Index Funds, Inc.

BlackRock Series Fund, Inc.

BlackRock Focus Growth Fund, Inc.

Master Focus Growth LLC

BlackRock Bond Fund, Inc.

Master Investment Portfolio

BlackRock Long-Horizon Equity Fund

BlackRock Municipal Bond Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Series, Inc.

Managed Account Series

BlackRock CoRI Funds

SCHEDULE A-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE B

BBIF Government Securities Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BBIF Money Fund

SCHEDULE B-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE C

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE D

BlackRock Funds

BlackRock Funds II

BlackRock Master Small Cap Growth Portfolio Series of BlackRock Master LLC

BlackRock Municipal Series Trust

BlackRock Funds III (Select Classes of BlackRock Cash Funds: Institutional, Prime, Government and Treasury)

BlackRock Variables Series Funds, Inc.

SCHEDULE D-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE E

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE F

BlackRock Funds (All Portfolios)

BlackRock Funds II (All Portfolios)

BlackRock Funds III

BlackRock Russell 1000 Index Fund

BlackRock ACWI ex-US Index Fund

BlackRock LifePath Index Retirement Portfolio

BlackRock LifePath Index 2020 Portfolio

BlackRock LifePath Index 2025 Portfolio

BlackRock LifePath Index 2030 Portfolio

BlackRock LifePath Index 2035 Portfolio

BlackRock LifePath Index 2040 Portfolio

BlackRock LifePath Index 2045 Portfolio

BlackRock LifePath Index 2050 Portfolio

BlackRock LifePath Index 2055 Portfolio

BlackRock CoRI Funds (All Portfolios)